EXHIBIT 3.1

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES BUREAU OF COMMERCIAL SERVICES

Data Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name Kirkland & Ellis LLP (Attn: Lori A. Penny)
Address 333 Bush St, 26th Floor

City State Zip Code San Francisco, CA 94104	EFFECTIVE DATE:

ñ Document will be returned to the name and address you enter above. ñ If left blank document will be mailed to the registered office.

RESTATED ARTICLES OF INCORPORATION

For use by Domestic Profit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.	The present name of the corporation is:

Broder Bros., Co.

2.	The identification number assigned by the Bureau is: 186-834

3.	All former names of the corporation are:

4.	The date of filing the original Articles of Incorporation was: August 23,1966

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

The name of the corporation is: Broder Bros., Co.

ARTICLE II

The purpose or purposes for which the corporation is formed are:

To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of the State of Michigan.

ARTICLE III

The total authorized shares:

Common shares 62,000,000 Preferred shares none

A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

See Exhibit A attached hereto and made a part hereof.

ARTICLE IV

1.	The address of the registered office is:

	2201 East Grand River, Suite 201, Lansing		Michigan	48912
	(Street Address)	(City)		(ZIP Code)

2.	The mailing address of the registered office, if different than above:

	________________________________________	_____________________,	Michigan	_____________________
	(Street Address or P.O. Box)	(City)		(ZIP Code)

3.	The name of the resident agent is: National Registered Agents, Inc.

ARTICLE V (Optional, Delete if not applicable)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VI (Optional. Delete if not applicable)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

ARTICLE VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.)

The effective date of this filing shall be September 22, 2003.

5.	COMPLETE SECTION(a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

a. ☐	These Restated Articles of Incorporation were duly adopted on the day of , , in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

Signed this                      day of                     ,                     ,

___________________________________________________	__________________________________________________

___________________________________________________	__________________________________________________
(Signatures of Incorporators; Type or Print Name Under Each Signature)

b. ☒	These Restated Articles of Incorporation were duly adopted on the 22nd day of September, 2003 in accordance with the provisions of Section 642 of the Act and: (check one of the following)

☐	were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

☐	were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

☒	were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders, is permitted only if such provision appears in the Articles of Incorporation.)

☐	were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.

Signed this 22nd day of September, 2003

By	/s/ Vincent J. Tyra

(Signature of an authorized officer or agent)

Vincent J. Tyra
(Type or Print Name)

EXHIBIT A

ARTICLE III

Part A. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 62,000,000 shares, consisting of:

1. 12,000,000 of Class L Common Shares, par value $.01 per share (“Class L Common”). consisting of 2,000,000 of Class L Common, Series 1 (“Class L Common, Series 1”). 2,000,000 of Class L Common, Series 2 (“Class L Common, Series 2”), 4,000,000 of Class L. Common, Series 3 (“Class L Common, Series 3”), and 4,000,000 of Class L Common, Series 4 (“Class L Common, Series 4”);

2. 15,000,000 of Class A Common Shares, par value $.01 per share (“Class A Common”); and

3. 35,000,000 of Class B Common Shares, par value $.01 per share (“Class B Common”).

The Class L Common, the Class A Common and the Class B Common, and any other common shares issued hereafter are referred to collectively as the “Common Shares.” Except as set forth herein, the Class L Common, Series 1, the Class L Common, Series 2, the Class L Common, Series 3 and the Class L Common, Series 4 shall have identical rights and privileges, and shall be subject to the same qualifications, limitations and restrictions. The Common Shares shall have the rights, preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Part A or Part B of this Article III are defined in Part C.

Part B. Common Shares.

Except as otherwise provided in this Part B or as otherwise required by applicable law, all shares of Class L Common, Class A Common and Class B Common shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

1. Voting Rights. Except as otherwise provided in this Part B or as otherwise required by applicable law, the holders of Class A Common shall be entitled to one vote per share on all matters to be voted on by the Corporation’s stockholders, and the holders of Class L Common and the Class B Common shall have no right to vote on any matters to be voted on by the stockholders of the Corporation.

2. Distribution. At the time of each Distribution, such Distribution shall be made to the holders of the Class L Common, Class A Common and Class B Common in the following priority:

(a) The holders of the Class L Common shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the aggregate Unpaid Yield on the outstanding shares of Class L Common held by such holder as compared to the aggregate Unpaid Yield on all shares of Class L Common then outstanding as of the time of such

Distribution) equal to the aggregate Unpaid Yield on the outstanding shares of Class L Common as of the time of such Distribution, and no Distribution or any portion thereof shall be made under paragraphs 2(b) or (c) below until the entire amount of the Unpaid Yield on the outstanding shares of Class L Common as of time of such Distribution has been paid in full. The Distributions made pursuant to this paragraph 2(a) to the holders of the Class L Common shall constitute a payment of Yield on Class L Common.

(b) After the required amount of a Distribution has been made in full pursuant to paragraph 2(a) above, the holders of Class L Common shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the number of shares of Class L Common held by each such holder as of the time of such Distribution) equal to the aggregate Unreturned Original Cost of the outstanding shares of Class L Common as of the time of such Distribution, and no Distribution or any portion thereof shall be made under paragraph 2(c) below until the entire amount of the Unreturned Original Cost of the outstanding shares of Class I. Common as of the time of such Distribution has been paid in full. The Distributions made pursuant to this paragraph 2(b) to holders of Class L Common shall constitute a return of Original Cost of Class L Common.

(c) After the required amount of a Distribution has been made pursuant to paragraphs 2(a) and (b) above, the holders of Common Shares as a group, shall be entitled to receive the remaining portion of such Distribution (ratably among such holders based upon the number of Common Shares held by each such holder as of the time of such Distribution).

3. Stock Splits and Stock Dividends. The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by stock split, stock dividend or otherwise) the outstanding Common Shares of one class unless the outstanding Common Shares of the other classes shall be proportionately subdivided or combined. All such subdivisions and combinations shall be payable only in shares of Class L Common to the holders of Class L Common, in shares of Class A Common to the holders of Class A Common and in shares Class B Common to the holders of Class B Common. In no event shall a stock split or stock dividend constitute a payment of Yield or a return of Original Cost.

4. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of the Common Shares. Upon the surrender of any certificate representing shares of any class of Common Shares at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate, or certificates in exchange therefor (either of the same class, or as directed by the holder in connection with a conversion from one class to another) representing in the aggregate the number of shares of such class represented by the surrendered certificate and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

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5. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Shares, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

6. Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

7. Amendment and Waiver. No amendment or waiver of any provision of this Article III shall be effective without the prior written consent of the holders of not less than a majority of the then outstanding Class A Common voting as a single class; provided that no amendment as to any terms or provisions of, or for the benefit of, any class of Common Shares that adversely affects the powers, preferences or special rights of such class of Common Shares shall be effective without the prior consent of the holders of a majority of the then outstanding shares of such affected class of Common Shares, as the case may be, voting as a single class.

Part C. Definitions.

“Distribution” means each distribution made by the Corporation to holders of capital stock, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any capital stock held by an employee, director or former employee or director of the Corporation or any of its subsidiaries or (b) any recapitalization or exchange of any capital stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding shares of capital stock.

“Options” means any stock options issued to an officer, director, employee or other participant under any stock option plan or program maintained by the Corporation.

“Original Cost” of each share of Class L Common shall be equal to $15.75 (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class L Common).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

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“Unpaid Yield” of any share of Class L Common means an amount equal to the excess, if any, of (a) the aggregate Yield accrued on such share, over (b) the aggregate amount of Distributions made by the Corporation that constitute a payment of Yield on such share.

“Unreturned Original Cost” of any share of Class L Common means an amount equal to the excess, if any, of (a) the Original Cost of such share, over (b) the aggregate amount of Distributions made by the Corporation that constitute a return of Original Cost of such share.

“Warrants” means the stock purchase warrants issued to (a) the purchasers party to that Warrant Agreement entered into with the Corporation on May 3, 2000 (the “Warrant Agreement”) and (b) the purchasers party to that Securities Purchase Agreement entered into with the Corporation on September 22, 2003 (the “Securities Purchase Agreement”). For purposes hereof, each Warrant shall be deemed to represent an “outstanding” Common Share from and after the date of the Warrant Agreement or the Securities Purchase Agreement, as applicable, and the Original Cost of each Warrant shall be deemed paid from and after the date of the Warrant Agreement or the Securities Purchase Agreement, as applicable.

“Yield” means (i) with respect to each share of Class L Common, Series 1 for each calendar quarter, the amount accruing on such share each day during such quarter at a rate of 12.5% per annum of the sum of (a) such share’s Unreturned Original Cost, plus (b) Unpaid Yield thereon for all prior quarters; (ii) with respect to each share of Class L Common, Series 2 for each calendar quarter, the amount accruing on such share each day during such quarter at the rate of 15% per annum of the sum of (a) such share’s Unreturned Original Cost, plus (b) Unpaid Yield thereon for all prior quarters; (iii) with respect to each share of Class L Common, Series 3 for each calendar quarter, the amount accruing on such share each day during such quarter at the rate of 12.5% per annum of the sum of (a) such share’s Unreturned Original Cost, plus (b) $8.15, plus (c) Unpaid Yield thereon for all prior quarters; and (iv) with respect to each share of Class L Common, Series 4 for each calendar quarter, the amount accruing on such share each day during such quarter at the rate of 15% per annum of the sum of (a) such share’s Unreturned Original Cost, plus (b) $0.57, plus (c) Unpaid Yield thereon for all prior quarters; provided that, with respect to the Class L Common issuable upon exercise of Warrants or Options, the Yield with respect to such issuable shares of Class L Common will accrue on such shares from the date of issuance of the applicable Warrants or Options (unless otherwise provided in the applicable Option agreement). In calculating the amount of any Distribution to be made during a calendar quarter, the portion of a Class L Common share’s Yield for such portion of such quarter elapsing before such Distribution is made shall be taken into account.

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